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                                                                     EXHIBIT 5.1




July 30, 1998

CHEC Asset Receivable Corporation
2728 N. Harwood Street
Dallas, Texas 75201

Ladies and Gentlemen:


We have acted as counsel to CHEC Asset Receivable Corporation, a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of Asset-Backed Notes (the "Notes") and Asset-Backed Certificates (the "Certificates," and, together with the Notes, the "Securities"). The Registration Statement (File No. 333-54027) was initially filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on May 29, 1998. As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the terms of a separate pooling and servicing agreement, or sale and servicing agreement, trust agreement and indenture (each, an "Agreement") among two or more of the Company, Centex Credit Corporation d/b/a Centex Home Equity Corporation, as seller and servicer (the "Seller" or "Servicer," as applicable), the issuer of a Series of Securities and one or more independent trustees (each, a "Trustee") to be identified in the prospectus supplement for such Series of Securities.


As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, the base Prospectus and form of Prospectus Supplement included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company, the Representative and others.



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Avco ABS Receivables Corp.
July 30, 1998
Page 2



Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

         1. When the issuance, execution and delivery of each Series of Notes have been authorized by all necessary corporate action of the Company in accordance with the provisions of the related indenture, and when such Notes have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the issuer thereof in accordance with their terms and the terms of such indenture. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

         2. When the issuance, execution and delivery of each Series of Certificates have been authorized by all necessary corporate action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable.


         3. For federal income tax purposes, assuming (i) the appropriate election is made, and (ii) compliance with all of the provisions of the Agreements, the REMIC formed pursuant to an Agreement will constitute a REMIC, the Class A Certificates will be considered "regular interests" in the REMIC, and the Class R Certificates will be considered the sole class of "residual interests" in the REMIC. This opinion confirms and adopts the opinion set forth in the prospectus and prospectus supplement, which form a part of the Registration Statement.


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Avco ABS Receivables Corp.
July 30, 1998
Page 3


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Federal Income Tax Consequences" and "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP


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